Calculation of Filing Fee Tables
S-8
Definium Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Shares, no par value per share, reserved for issuance pursuant to the Definium Therapeutics, Inc. 2025 Equity Incentive Plan	Other	5,055,250	$ 23.75	$ 120,062,187.50	0.0001381	$ 16,580.59
2	Equity	Common Shares, no par value per share, reserved for issuance pursuant to the Definium Therapeutics, Inc. 2026 Inducement Plan	Other	3,000,000	$ 23.75	$ 71,250,000.00	0.0001381	$ 9,839.63
3	Equity	Common Shares, no par value per share, reserved for issuance pursuant to Performance Share Unit Awards (Inducement Grant)	Other	138,000	$ 23.75	$ 3,277,500.00	0.0001381	$ 452.62
4	Equity	Common Shares, no par value per share, reserved for issuance pursuant to Stock Option Awards (Inducement Grant)	Other	2,208,380	$ 16.55	$ 36,548,689.00	0.0001381	$ 5,047.37
Total Offering Amounts:						$ 231,138,376.50		$ 31,920.21
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 31,920.21
Offering Note
[1]	a. In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from share splits, share dividends or similar transactions. b. Represents common shares, no par value per share (the "Common Shares"), of Definium Therapeutics, Inc. (the "Registrant") reserved for future issuance under the Definium Therapeutics, Inc. 2025 Equity Incentive Plan, as amended (the "2025 Plan"), which Common Shares were (i) approved by the Registrant's shareholders at the Registrant's 2026 Annual General and Special Meeting of Shareholders on June 11, 2026, or (ii) previously subject to restricted share units granted under the 2025 Plan and thereafter terminated by expiration, forfeiture, cancellation or otherwise without the issuance of Common Shares and again became available for issuance under the 2025 Plan pursuant to Section 4.3 of the 2025 Plan. c. The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee based on the average of the high and low prices of the Registrant's Common Shares as reported on the Nasdaq Global Select Market on June 11, 2026, which date is a date within five business days of the filing of this registration statement.

[2]	a. In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from share splits, share dividends or similar transactions. b. Represents Common Shares reserved for future issuance under the Definium Therapeutics, Inc. 2026 Inducement Plan (the "Inducement Plan"). The Board of Directors of the Registrant approved the Inducement Plan on June 12, 2026. c. The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee based on the average of the high and low prices of the Registrant's Common Shares as reported on the Nasdaq Global Select Market on June 11, 2026, which date is a date within five business days of the filing of this registration statement.

[3]	a. In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from share splits, share dividends or similar transactions. b. Represents Common Shares reserved for issuance pursuant to outstanding performance share unit awards granted to employees of the Registrant outside the Registrant's equity incentive plans between August 11, 2025 and February 27, 2026 as an inducement material to each such employee's entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4). c. The proposed maximum offering price per unit is estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for purposes of calculating the registration fee based on the average of the high and low prices of the Registrant's Common Shares as reported on the Nasdaq Global Select Market on June 11, 2026, which date is a date within five business days of the filing of this registration statement.

[4]	a. In accordance with Rule 416 under the Securities Act, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from share splits, share dividends or similar transactions. b. Represents Common Shares reserved for issuance pursuant to outstanding stock option awards granted to employees of the Registrant outside the Registrant's equity incentive plans between July 7, 2025 and June 15, 2026 as an inducement material to each such employee's entry into employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4) (the "Inducement Option Awards"). c. The proposed maximum offering price per unit is estimated in accordance with Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee based on the weighted-average exercise price of the Inducement Option Awards.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources